Exhibit 10.13

SECOND AMENDMENT TO THE

EDUCATION MANAGEMENT CORPORATION RETIREMENT PLAN

(Amended and Restated August 1, 2003)

Pursuant to the authority granted in the Section titled “Changing the Plan” (under the Article titled “WHAT THE EMPLOYER DOES”) of the Education Management Corporation Retirement Plan (the “Plan”), the Retirement Committee, on behalf of Education Management Corporation (“EDMC”), hereby amends the Plan with this Second Amendment to be effective as follows:

Effective January 1, 2004 (unless an earlier date is otherwise specified below):

1. A new Section of the Plan, titled “Latest possible date to take the money (or stock) for all years beginning on and after January 1, 2003” is added to the end of the Article, titled “WHEN PAYMENT IS ACTUALLY MADE”, to read as follows:

“Latest possible date to take the money (or stock) for all years beginning on and after January 1, 2003

All distributions made under the Plan (whether to you or to your beneficiary) shall be made in accordance with the express terms and conditions of the Plan provided those Plan rules are not prohibited under the final 2003 Regulations relating to required minimum distributions under Code Section 401(a)(9). If the Plan provides for a form or manner of distribution that the Plan Administrator determines is prohibited under the final 2002 Regulations relating to required minimum distributions under Code Section 401(a)(9), then the form or manner of any such distribution shall be changed and conformed automatically by the Plan Administrator, in its sole discretion, in the most minimal way necessary in order for such distribution to comply with such required minimum distribution rules.

Required minimum distributions are the payments described above that must begin, if you haven’t already taken out your account balance, by the April 1st following the year in which you turn age 70 1/2 or, if you are not a 5% owner, the year you terminate employment, whichever is later. Required minimum distributions are also payments described above that must begin to your beneficiaries following your death, whether or not your benefits have begun.

Time and Manner of Distribution

Unless the participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with sections below, titled “Required Minimum Distributions During Participant’s Lifetime” and “Required Minimum Distributions After Participant’s Death”.

Required Minimum Distributions During Participant’s Lifetime

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(b)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.,

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section, titled “Required Minimum Distributions During Participant’s Lifetime”, beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

Required Minimum Distributions After Participant’s Death

Death of Participant Before Distributions Begin.

(a)	Timing of Distribution. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(2)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(3)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(4)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this subsection, titled “Death of Participant Before Distributions Begin”, other than paragraph (a) of this subsection, will apply as if the surviving spouse were the participant.

For purposes of this subsection, which is titled “Required Minimum Distributions After Participant’s Death”, unless paragraph (4), above, applies, distributions are considered to begin on the participant’s required beginning date. If paragraph (4), above, applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (1), above.

(b)	Amount of Distribution.

(1)	Participant Survived by Designated Beneficiary. If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in the subsection above, titled “Death On or After Date Distributions Begin”.

(2)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (a) of the subsection above, titled “Death of Participant Before Distributions Begin”, this subsection, titled “Death Before Date Distributions Begin”, will apply as if the surviving spouse were the participant.

Death On or After Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary determined as follows:

(1)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

Definitions

Designated beneficiary. The individual who is designated as the beneficiary under the section of this Plan titled “Naming your beneficiary and getting spousal consent” (which is under the Article titled “IN CASE OF DEATH”) and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.”

2. The Section of the Plan, titled “Having the money transferred directly to another plan”, under the Article, titled “HOW PAYMENT IS MADE”, is amended by adding a sentence to the end thereof to read as follows:

“Beginning on January 1, 2002, your surviving spouse has the same rights as you do under this section of the Plan with respect to making a direct rollover.”

3. The Section of the Plan, titled “Pre-approved payments”, under the Article, titled “How to Claim Your Money or Stock”, is amended by restating the second bullet point thereunder to read as follows (new text is underlined):

“•	For distributions from your ESOP account, payments will be processed on the 5th and the 20th day of each month (effective as of July 1, 2004, payments will be processed daily). It takes Fidelity about 4 to 6 weeks to issue a paper stock certificate. If you would prefer a wire transfer to a brokerage account of your choosing, ask Fidelity whether wire transfers are available. If so, Fidelity will provide you with the necessary information Wire transfers (if available) can be made in 7 to 10 days.”

4. The Section of the Plan, titled “If you’re married”, under the Article, titled “IN CASE OF DEATH”, is amended by adding a sentence to the end thereof to read as follows:

“However, effective as of January 1, 2002, if the recipient is your surviving husband or wife, he or she may, in addition to an IRA, make a direct rollover into any eligible retirement plan sponsored by another employer so long as the other employer will accept such a rollover.”

5. The Section of the Plan, titled “Safe harbor”, under the Article, titled “PAYMENT BEFORE TERMINATION OF EMPLOYMENT”, is amended (to clarify that the Plan follows the safe harbor rules for hardship distributions) by restating the last bullet point thereunder to read as follows (new text is underlined):

“•	all qualified plans of the employer provide that the 401(k) contributions made during the year of the distribution will count against the $10,500 limit on 401(k) contributions (which may be increased as described later in this plan) for the calendar year following the calendar year of the distribution (this plan so provides if you choose to use this safe harbor). The limitation described in this bullet point, however, will not apply to any hardship withdrawals taken on or after January 1, 2002.”

6. The Section of the Plan, titled “Diversification of ESOP accounts”, under the Article, titled “SPECIAL ESOP PROVISIONS”, is amended by restating the last paragraph thereunder to read as follows (new text is underlined):

“The plan administrator may adopt rules and limitations intended to avoid any negative impact of these diversification rights on the trading market for employer stock. Shares of employer stock are sold from ESOP accounts on only two days each month: the 5th and the 20th day of each month (each a “diversification date”) (effective as of July 1, 2004, the “diversification date” will be daily rather than on the 5th and the 20th day of each month). If you submit a diversification election, it will be given effect as of the first diversification date occurring after you submit the election or, if different, it will be given effect in accordance with the recordkeeper’s processing procedures.”

7. The Section of the Plan, titled “Excluding extraordinary items”, under the Article, titled “MISCELLANEOUS”, is amended (to clarify the meaning of “deferred compensation”) by restating the fourth bullet point thereunder to read as follows (new text is underlined):

“•	deferred compensation (this is not defined to include employee contributions to any nonqualified deferred compensation plan sponsored by the employer), or”

8. Two new Sections of the Plan, titled “South University” and “American Education Centers, Inc.”, are added to the end of the Article, titled “SPECIAL ARRANGEMENTS FOR NEW PARTICIPATING EMPLOYERS”, to read as follows:

“South University and Other Related Entities. In determining the length of your service for the purpose of eligibility to receive matching contributions and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of South University (and other related entities) before it was acquired by Education Management Corporation are taken into account as hours of service under the plan to the same extent as if South University had been a participating employer during that period. As an exception, no more than five years of service will be credited under this paragraph to any employee who upon entering this plan is a “restricted employee” as described in the section called “Maximum Amount of 401(k) Contributions.

All of your accounts under the South University 401(k) Profit Sharing Plan were transferred to this Plan on September 1, 2004. All of the contributions made by South University on your behalf to its 401(k) plan will continue to vest in accordance with that plan’s vesting schedule even though they are now held under this Plan. Therefore, the matching contributions and the profit sharing contributions which were transferred to this plan (to a “Prior Plan Match” account and a “Prior Plan Profit Sharing” account, respectively), will vest under a “six year graded” vesting schedule. Also, for purposes of determining your vested interest in the transferred accounts, years of service will be determined as defined under the South University 401(k) Profit Sharing Plan.

A six year graded vesting schedule means that: (i) after 2 years, you’ll be 20% vested, (u) after 3 years, you’ll be 40% vested, (iii) after 4 years, you’ll be 60% vested, (iv) after 5 years, you’ll be 80% vested, and (v) after 6 years, you’ll be 100% vested. Remember, however, that this vesting schedule applies to only the Prior Plan Match account and the Prior Plan Profit Sharing account and does not apply to other contributions attributable to Plan Years beginning on or after January 1, 2004 under this Plan.

American Education Centers, Inc. and Other Related Entities. In determining the length of your service for the purpose of eligibility to receive matching contributions and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of American Education Centers, Inc. (and other related entities) (“AEC”) before it was acquired by Education Management Corporation are taken into account as hours of service under the plan to the same extent as if AEC had been a participating employer during that period. As an exception, no more than five years of service will be credited under this paragraph to any employee who upon entering this plan is a “restricted employee” as described in the section called “Maximum Amount of 401(k) Contributions.

All of your accounts under the American Education Centers, Inc. 401(k) Plan were transferred to this Plan on September 1, 2004. All of the contributions made by AEC on your behalf to its 401(k) plan will continue to vest in accordance with that plan’s vesting schedules even though they are now held under this Plan. Therefore, the matching contributions that were transferred to this plan (to a “Prior Plan Match” account) will vest under a “six year graded” vesting schedule, as described below. Also, for purposes of determining your vested interest in the Prior Plan Match account, years of service will be determined as defined under the American Education Centers, Inc. 401(k) Plan. The other employer contributions that were transferred to this plan (to a “Prior Plan Employer Contribution” account) are 100% vested.

A six year graded vesting schedule means that: (i) after 2 years, you’ll be 20% vested, (ii) after 3 years, you’ll be 40% vested, (iii) after 4 years, you’ll be 60% vested, (iv) after 5 years, you’ll be 80% vested, and (v) after 6 years, you’ll be 100% vested. Remember, however, that this vesting schedule applies to only the Prior Plan Match account and does not apply to other contributions attributable to Plan Years beginning on or after January 1, 2004 under this Plan.

Also, you also will continue to have the right to withdraw, even if you are still employed with EDMC, a portion or all of your rollover contributions made to the AEC 401(k) Plan which were transferred to this Plan at any time. The rollover contributions for which you have this right will be held in an account named “Prior Rollover” account.”

9. Appendix A is amended and restated (to add new participating employers) in substantially the same form as Attachment A, which is attached hereto and which is made a part hereof.

10. Appendix B is amended and restated (to update the investment options) in substantially the same form as Attachment B, which is attached hereto and which is made a part hereof.

11. In all other respects, the provisions of the Plan are hereby ratified and confirmed, and they shall continue in full force and effect. In order to continue to set forth the provisions of the Plan in a single document, changes made by this Second Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, this Second Amendment has been duly adopted by action on behalf of EDMC on the 23rd day of December 2004.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Patricia V. Sullivan
Title:	VP, Compensation/Benefits/HRIS